UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 8, 2005

                             SUNCOAST NATURALS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                    333-107826               02-0656132
  (State or other jurisdiction of    (Commission File         (I.R.S. Employer
   incorporation or organization)        Number)             Identification No.)

                5447 NW 42nd Avenue
                   Boca Raton, FL                   33496
             Address of principal offices          Zip Code

Registrant's telephone number including area code: 561-995-4625

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))




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The  following  current  report  under  Section  13 or 15(d)  of the  Securities
Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 1.01 Entry into a Material Definitive Agreement

     On August 9, 2005, the Registrant entered into a material definitive Share Exchange Agreement with RADA Technologies, Inc. and the Selling Shareholders of RADA Technologies, Inc. whereby Suncoast Naturals, Inc. will acquire 100% of the capital stock of RADA through the issuance of 18,870,000 Shares of its Common Stock and 10,000 Shares of Class B Preferred Stock, which will have preferential voting rights, to RADA shareholders. RADA has previously acquired the assets of RADA Systems, Inc. (www.RADA -Systems.com), including its physical assets, intellectual property, contracts, and accounts receivable. The Company anticipates that the transaction will be completed within thirty days.

     Until the completion of the transaction there will be no change in voting control of the Registrant or a change in the Board of Directors of the Registrant. However, upon completion of this tranaction, the shareholders of RADA will elect a new Board of Directors of the Registrant, and, through the preferential voting rights granted to holders of the Class B Preferred Stock, will be able to exercise majority voting control of the Registrant subsequent to the completion of the transaction.

     The terms of this Agreement are set forth in their entirety in Exhibit 99.1 of this Report.

Item 5.03. Amendments to the Articles of Incorporation or By-Laws

     On August 8, 2005, the Company's Board of Directors approved an Amendment to the Company's Articles of Incorporation. The Amendment provided for:

          (a) The change of name of the Corporation to "Intelligent Security Networks, Inc.", and


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          (b)  An  increase  in  the  Corporation's   authorized   capital  from
          25,000,000 shares of Common Stock, $.001 par value, to 100,000,000 shares of Common Stock, $.001 par value.

     The Amendment was subsequently approved and ratified by holders of a majority of the shares of Common Stock of the Corporation, acting upon written consent in lieu of a Special Meeting of Shareholders, in accordance with the provisions of the Corporation's Bylaws and the Corporation Law of the State of Delaware. The Amendment will take effect upon filing with the Secretary of State of the State of Delaware.


Item 7.01 Regulation FD Disclosure

     On August 10, 2005, Suncoast Naturals, Inc. (the "Registrant") issued a News Release announcing that it entered into a definitive Share Exchange Agreement with RADA Technologies, Inc. of Doylestown, PA. ("RADA") whereby the Registrant will acquire 100% of the capital stock of RADA through the issuance of 18,870,000 Shares of its Common Stock and 10,000 Shares of Class B Preferred Stock, which, upon issuance, will have preferential voting rights, to RADA shareholders. RADA has previously acquired the assets of RADA Systems, Inc. (www.RADA -Systems.com), including its physical assets, intellectual property, contracts, and accounts receivable.

     The Registrant anticipates that the transaction will be completed within thirty days. Until the completion of the transaction there will be no change in voting control of the Registrant or a change in the Board of Directors of the Registrant. However, upon completion of this tranaction, the shareholders of RADA will elect a new Board of Directors of the Registrant, and, through the preferential voting rights granted to holders of the Class B Preferred Stock, will be able to exercise majority voting control of the Registrant subsequent to the completion of the transaction.

     Exhibit 99.2 and is incorporated herein by reference. The information furnished pursuant to this Item 7.01 shall in no way be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.


Item 9.01 Financial Statements and Exhibits.

          (c) Exhibits.

          Exhibit No. Description

          99.1 Share Exchange Agreement dated August 9, 2005 between Suncoast Naturals, Inc., RADA Technologies, Inc., and the Selling Shareholders of RADA Technologies, Inc.

          99.2 Press release of Suncoast Naturals, Inc., dated August 10, 2005

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                                   SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  August 10, 2005       SUNCOAST NATURALS, INC.



                              By:/s/William J. Reilly
                                 WILLIAM J. REILLY
                                 President
















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